UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 15, 2012

INTERACTIVE BROKERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830
(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The Registrant has been unable to file its Quarterly Report on Form 10-Q for the period ended March 31, 2012 (the “Form 10-Q”) on a timely basis due to an unresolved question raised by its independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), regarding the presentation of equity in the Registrant’s consolidated financial statements, as described below. As a result of this unresolved question, Deloitte has been unable to complete its review of the Registrant’s financial statements for this period. The Registrant is seeking an interpretation from the staff of the Securities and Exchange Commission (the “Commission”) regarding this question. The Registrant will file its Form 10-Q today, together with a notation regarding the open accounting question.

SUMMARY:

The unresolved issue is whether non-controlling interests should be classified as permanent or temporary equity in the Registrant’s consolidated statement of financial condition.

The accounting treatment being examined has no effect on reported results of operations or earnings per share, or on the valuation or classification of assets or liabilities, for the current period or any previously reported periods; nor does it impact total equity, when including non-controlling interests.

In light of the question raised by Deloitte, the Registrant has concluded that it will best serve the investing public and the Registrant to request an interpretation of the Commission staff regarding its accounting and financial reporting for non-controlling interests.  A request for such interpretation will be made as soon as practicable.

BACKGROUND AND DETAIL:

The Registrant accounts for non-controlling interests in subsidiaries (i.e., the ownership interest of IBG Holdings LLC in IBG LLC) as a component of total equity in its consolidated financial statements in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).  The accounting for and financial reporting of non-controlling interests as a component of permanent equity was adopted by the Registrant, as of January 1, 2009, pursuant to the requirements of FASB Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”), including required retrospective accounting and reporting of previously reported periods.  SFAS 160 is now incorporated into the ASC under ASC 810-10.  The Registrant’s accounting for and financial reporting of non-controlling interests was subject to independent auditing procedures both prior to and subsequent to the Registrant’s adoption of SFAS 160.

As part of the review process for the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2012, Deloitte questioned whether the non-controlling interests attributable to IBG Holdings LLC should be reported as temporary equity, outside of the total equity section of the Registrant’s consolidated statement of financial condition. The relevant accounting guidance1 requires an entity to classify as temporary equity a non-controlling equity position with redemption features to pay cash or other assets where the option to redeem is not solely under the control of the entity. The conclusion as to which accounting treatment is appropriate is dependent upon the redemption features of IBG Holding LLC’s interests, which are set forth in an exchange agreement among the Registrant, IBG Holdings LLC (“IBG Holdings”) and IBG LLC, dated as of May 3, 2007 (the “Exchange Agreement”). The control position of IBG Holdings also has been considered in this analysis.

The Registrant believes that it has no contractual obligation under the Exchange Agreement to pay cash or other assets for its redemption of non-controlling interests. Nevertheless, for clarity’s sake, the Registrant has obtained from IBG Holdings, on May 15, 2012, an affirmation of the original intention of the parties that IBG Holdings has no right to request from the Registrant any form of consideration in connection with a redemption request of the Registrant other than the Registrant’s common stock in exchange for its shares of IBG LLC.

The Registrant believes that its accounting for and financial reporting of non-controlling interests is and has been appropriate.  The Registrant will await an interpretation of the Commission staff regarding this question.

If the non-controlling interests attributable to IBG Holdings LLC were accounted for as temporary equity at March 31, 2012, the non-controlling interests, approximating $4.4 billion, would be reported as a separate line item between the liabilities and equity sections of the Registrant’s consolidated statement of financial condition. The temporary equity would be marked to market, based on the public share price of the Registrant’s common stock, which would result in an increase of approximately $1.6 billion to temporary equity and a corresponding decrease to stockholders’ equity. While combined permanent and temporary equity would remain unchanged, under this accounting convention reported (permanent) equity at March 31, 2012 would be negative.

Disclosure of the Exchange Agreement, contained in the Registrant’s Annual Report on Form 10-K, filed with the SEC on February 29, 2012, is as follows:

1 The relevant accounting guidance includes ASC 810-10-45, ASC 815-40-25 and ASC 480-10-S99-3A, as well as related statements published by the Financial Accounting Standards Board and the Commission.

“Purchases of IBG LLC membership interests, held by IBG Holdings LLC, by the Company are governed by the Exchange Agreement by and among the Company, IBG Holdings LLC, IBG LLC and the members of IBG LLC, dated as of May 3, 2007 (the “Exchange Agreement”), a copy of the fully executed agreement was filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and filed with the SEC on November 9, 2009. Under the Exchange Agreement, IBG Holdings LLC may request redemption of its membership interests in IBG LLC and the Company is required to use its commercially reasonable efforts to consummate a public offering of a number of shares of Class A common stock (“Common Stock”) approximately equal to the aggregate number of the IBG Holdings LLC membership interests for which redemption has been requested. Upon consummation of such public offering, the Company is required to purchase from IBG Holdings LLC that number of IBG LLC membership interests equal to the aggregate number of the IBG Holdings LLC membership interests subject to redemption, at a purchase price per membership interest equal to the offering price in such public offering. However, under the Exchange Agreement, the Company is not obligated to effect any purchase of the IBG LLC membership interests held by IBG Holdings LLC unless and until the Company has consummated a public offering of a number of shares of Common Stock approximately equal to the aggregate number of the IBG Holdings LLC membership interests subject to redemption. Subsequent to the IPO, no public offerings have been consummated.

As an alternative, at the option of and upon mutual agreement of the Company, IBG Holdings LLC and IBG LLC, instead of, or in addition to, consummating one or more public offerings, redemptions of IBG Holdings LLC membership interests may be effected by using cash on hand at IBG LLC and corresponding redemptions by IBG LLC of its membership interests held by IBG Holdings LLC. This alternative funding method would not impose any obligations on the Company. In 2008, 2009 and 2010 some of the IBG Holdings LLC membership interests were redeemed using cash from IBG LLC.

In June 2011, with the consent of IBG Holdings LLC and the Company (on its own behalf and acting as the sole managing member of IBG LLC), IBG LLC agreed to redeem certain membership interests from IBG Holdings LLC through the sale of Common Stock and to distribute the proceeds of such sale to the beneficial owners of such membership interests. On August 4, 2011, the Company filed a “shelf” Registration Statement on Form S-3 with the SEC for the issuance of additional shares in connection with IBG Holdings LLC requesting redemption of a portion of its member interests in IBG LLC. On August 4, 2011, a Prospectus Supplement (File Number 333-176053) was filed by the Company with the SEC to issue 1,983,624 shares of Common Stock in exchange for an equivalent number of shares of member interests in IBG LLC. The Company expects that future redemptions will be funded through the issuance of Common Stock.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2012

INTERACTIVE BROKERS GROUP, INC.

By:	/s/Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary